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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

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
NAME OF COMPANY                                                                           PLACE OF INCORPORATION
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
Restaurant Insurance Corporation                                                         Vermont

Friendly's Restaurants Franchise, Inc.                                                   Delaware

Friendly's International, Inc.                                                           Delaware

Friendly Holding (UK) Limited                                                            United Kingdom

Friendly Ice Cream (UK) Limited                                                          United Kingdom
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